CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            INMARK ENTERPRISES, INC.

                 ----------------------------------------------

                    Under Section 242 of the Delaware General

                                 Corporation Law
                 ----------------------------------------------

                  Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being the President, Chief Executive Officer and Chairman of the Board of Inmark Enterprises, Inc., does hereby certify that:

                  FIRST: The name of the corporation is Inmark Enterprises, Inc. (hereinafter referred to as the "Corporation").

                  SECOND: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from Inmark Enterprises, Inc. to CoActive Marketing Group, Inc., so that Article FIRST of the Certificate of Incorporation of the Corporation is amended to read as follows:

                      "FIRST:  The name of the corporation is CoActive Marketing
                       Group, Inc."

                  THIRD: This amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and by a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Amendment to the Certificate of Incorporation of the Corporation this 15th day of September, 1999.


                                            s/ JOHN P. BENFIELD
                                           ----------------------------
                                           John P. Benfield, President,
                                           Chief Executive Officer and
                                           Chairman of the Board of
                                           Inmark Enterprises, Inc.

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                       of
                            HEALTH IMAGE MEDIA, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

                  HEALTH IMAGE MEDIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                  DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of HEALTH IMAGE MEDIA, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advisable and directing that said proposed amendment be considered by the stockholders of said corporation at the next annual meeting. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "ONE (1)" so that, as amended, said Article shall be and read as follows:

                  "The name of the Corporation is INMARK ENTERPRISES, INC."

                  SECOND: That, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, said HEALTH IMAGE MEDIA, INC. has caused this Certificate to be signed by JOHN P. BENFIELD, the President, and COURTLANDT
G. MILLER, its Secretary, this 29th day of September, 1995.

                                       By:   s/John P. Benfield
                                           ----------------------------------
                                             John P. Benfield, President


                                       By:   s/Courtlandt G,. Miller
                                           ----------------------------------
                                             Courtlandt G. Miller, Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION

                  HEALTH IMAGE MEDIA, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that the Board of Directors and the stockholders of the Corporation entitled to vote thereon, by a Joint Action by Consent in Writing, adopted the following resolution amending the Corporation's Certificate of Incorporation, and further certifies that said resolution was duly adopted in accordance with the provisions of Section 141, 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action has been given to stockholders who have not consented in writing, as provided in Section 228 of the General Corporation Law of the State of Delaware:

                  RESOLVED,   that  Section   FOURTH  of  the   Certificate   of
                  Incorporation of the Corporation, be and it is hereby amended by the addition of the following to Article Fourth:

                  FOURTH: On the effective date of the Certificate of Amendment to the Certificate of Incorporation of the Corporation containing the provisions herein set forth (the "Effective Date"), each share of Common Stock, par value $.001 per share ("Common Stock"), outstanding prior to the Effective Date, each share of Class A Convertible Preferred Stock, par value $.001 per share ("Class A Preferred Stock"), outstanding prior to the Effective Date and each share of Class B Convertible Preferred Stock, par value $.001 per share ("Class B Preferred Stock"), outstanding prior to the Effective Date is hereby reclassified as and converted into, without any further act by any person, fifty-five one-hundredths (.55) of a share of Common Stock, Class A Preferred Stock and Class B Preferred Stock, respectively. From and after the Effective Date, and until exchanged for certificates representing Common Stock, Class A Preferred Stock and Class B Preferred Stock issued and delivered after the Effective Date, certificates representing each share of Common Stock, Class A Preferred Stock and Class B Preferred Stock prior to the Effective Date shall be deemed to represent a number of shares equal to the product of (x) .55 times
                                    (y)  the   number  of   shares   represented
                                    thereby. Any fractions of
                                    shares resulting form this reclassification and conversion shall not be issued, but instead those who would be entitled to receive a fraction of a share shall receive, in lieu thereof, cash in an amount equal to the product of such fraction times six dollars ($6.00).

                  IN WITNESS WHEREOF, HEALTH IMAGE MEDIA, INC. has caused this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this 2nd of July, 1992.

                                                        HEALTH IMAGE MEDIA, INC.


                                                      By:   s/ KARAMJEET S. PAUL
                                                         -----------------------


Attest:

By:   s/ LAURENCE WEILHEIMER
   -------------------------

                          CERTIFICATE OF INCORPORATION
                                       of
                            HEALTH IMAGE MEDIA, INC.


                  FIRST: The name of the corporation is HEALTH IMAGE MEDIA, INC. (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

                  THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

                  FOURTH: A. The total number of shares that this Corporation shall have authority to issue is Thirty Million (30,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be designated as Common Stock with a par value of $.001 per share, and of which Five Million (5,000,000) shares shall be Preferred Stock.

                                    The Board of Directors may issue,  in one or
                                    more classes or series,  shares of Preferred
                                    Stock,   with   full,   limited,   multiple,
                                    fractional  or no  voting  rights,  and with
                                    such       designations,        preferences,
                                    qualifications,   privileges,   limitations,
                                    restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors by resolution.

                                    B. Of the Five Million (5,000,000) shares of
                                    Preferred    Stock    authorized   by   this
                                    Corporation,  Six Hundred and Fifty Thousand
                                    (650,000) shares shall be designated as Class A Convertible Preferred Stock with a par value of $.001 per share ("Class A Preferred Stock") and Seven Hundred Thousand (700,000) shares shall be designated as Class B Convertible Preferred Stock with a par value of $.001 per share ("Class B Preferred Stock"), which shall have such rights, preferences and characteristics in relation to the Common Stock as set forth below:

                                    (1)  Voting  Rights.  The  holders of Common
                                    Stock  shall  be  entitled  to one  vote per
                                    share  of  Common  Stock on all  matters  on
                                    which  shareholders  are  entitled  to  vote
                                    thereon.  Except as  expressly  provided  by
                                    law, the holders of Class B Preferred Stock
                                    shall have full  voting  rights and  powers;
                                    they  shall  be  entitled  to  vote  on  all
                                    matters as to which  holders of Common Stock
                                    shall be entitled to vote,  voting  together
                                    with  the  holders  of  Common  Stock as one
                                    class,  and they  shall be  entitled  to one
                                    vote for each  share of  Common  Stock  into
                                    which each share of Class B Preferred  Stock
                                    may  be   converted   in   accordance   with
                                    subsection 4 herein. Except as expressly provided by law, the holders of Class A Preferred Stock shall have no voting rights and powers.

                                    (2)  Dividends.  The holder of Common Stock,
                                    the holders of Class A  Preferred  Stock and
                                    the holders of Class B Preferred Stock shall
                                    be entitled to receive, when and as declared
                                    in the discretion of the Board of Directors,
                                    such   cash   dividends   as  the  Board  of
                                    Directors  may from  time to time  determine
                                    out of such funds that are legally available
                                    therefor;  provided,  that no cash dividends
                                    shall be  declared  or paid on one  class of
                                    capital stock unless  parallel  action shall
                                    be  taken   simultaneously   therewith  with
                                    respect to the other classes of capital stock.

                                    (3) Preemptive Rights; No Cumulative Voting.
                                    Stockholders   shall  not  have   preemptive
                                    rights to purchase additional shares of capital stock and shall not have the right to vote cumulatively in the election of directors.

                                    (4)  Conversion  Rights of Class A Preferred
                                    Stock and Class B Preferred Stock.

                                            (a)      Conversion at the Option of
                                                     the Holder.

                                                     (i) Conversion  Rate.  Each
                                                     share of Class A  Preferred
                                                     Stock shall be  convertible
                                                     at the option of the holder
                                                     thereof into one fully paid
                                                     and non-assessable share of
                                                     Common  Stock,  subject  to
                                                     adjustment   as   described
                                                     below.  Each share of Class
                                                     B Preferred  Stock shall be
                                                     convertible  at the  option
                                                     of the holder  thereof into
                                                     one    fully    paid    and
                                                     non-assessable   share   of
                                                     Common  Stock,  subject  to
                                                     adjustment   as   described
                                                     below. The number of shares
                                                     of Common  Stock into which
                                                     the Class A Preferred Stock
                                                     and Class B Preferred Stock
                                                     may be  converted  shall be
                                                     the   "Conversion    Rate."
                                                     Conversion  of the  Class A
                                                     Preferred  Stock or Class B
                                                     Preferred   Stock   at  the
                                                     option   of   the    holder
                                                     thereof    shall   be   the
                                                     "Optional Conversion."

                                                     (ii)      Adjustment     to
                                                     Conversion Rate for Certain
                                                     Changes  in  the  Company's
                                                     Capitalization.   If  there
                                                     shall be issued  additional
                                                     shares  of   Common   Stock
                                                     solely  by  reason of stock
                                                     dividends,   stock  splits,
                                                     combinations  or  exchanges
                                                     of  shares,  the  Board  of
                                                     Directors      of      this
                                                     Corporation   shall  adjust
                                                     the   Conversion   Rate  to
                                                     reflect  such  issuance  of
                                                     shares of Common Stock such
                                                     that immediately  after any
                                                     of  the  foregoing  events,
                                                     the Class A Preferred Stock
                                                     and the  Class B  Preferred
                                                     Stock shall be  convertible
                                                     into the same proportion of
                                                     issued   and    outstanding
                                                     shares of Common Stock into
                                                     which the Class A Preferred
                                                     Stock   and  the   Class  B
                                                     Preferred  Stock would have
                                                     been  convertible  prior to
                                                     such    event;    provided,
                                                     however,  that in no  event
                                                     shall fractional  shares of
                                                     Common Stock be issuable in
                                                     respect of any conversion.

                                            (b)   Mandatory   Conversion.    The
                                            Corporation shall have the right, at
                                            its option,  to cause the conversion
                                            (the "Mandatory Conversion") of all,
                                            but not less than all of the  shares
                                            of Class A Preferred Stock and Class
                                            B  Preferred  Stock then  issued and
                                            outstanding   into  fully  paid  and
                                            non-assessable   shares   of  Common
                                            Stock (other than fractional shares)
                                            at  the  Conversion   Rate  then  in
                                            effect  upon the  occurrence  of the
                                            Corporation's   public  offering  or
                                            private     offering    of    equity
                                            securities of the Corporation  which
                                            yields to the  Corporation  not less
                                            than    Five     Million     Dollars
                                            ($5,000,000)  in net proceeds (other
                                            than  an  offering  related  to  the
                                            offer and sale of  securities of the
                                            Corporation   to  employees  of,  or
                                            other persons providing services to,
                                            the   Corporation   pursuant  to  an
                                            employee  benefit plan, stock option
                                            plan,   stock   purchase   plan,  or
                                            otherwise).

                                            (c) Mergers, Consolidations, Etc. In
                                            the  event  the  Corporation   shall
                                            merge, consolidate or take any other
                                            similar  action in which the  Common
                                            Stock   shall   be   exchanged   for
                                            securities or assets, whether of the
                                            Corporation  or of  another  entity,
                                            the Class A Preferred  Stock and the
                                            Class B  Preferred  Stock  shall  be
                                            convertible    into    such    other
                                            securities or assets as if the Class
                                            A  Preferred  Stock  and the Class B
                                            Preferred  Stock had been  converted
                                            into Common Stock  immediately prior
                                            to  such  merger,  consolidation  or
                                            such other similar action.

                                            (d)      Mechanics of Conversion.

                                                     (i)  Mandatory  Conversion.
                                                     If     the      Corporation
                                                     exercises   its   Mandatory
                                                     Conversion  right  pursuant
                                                     to  subsection   4(b),  all
                                                     holders of record of shares
                                                     of Class A Preferred  Stock
                                                     and all  holders  or record
                                                     of   shares   of   Class  B
                                                     Preferred  Stock  shall  be
                                                     given ten (10)  days  prior
                                                     written  notice of the date
                                                     on  which  the  Corporation
                                                     shall      exercise     its
                                                     Mandatory  Conversion right
                                                     (the "Mandatory  Conversion
                                                     Date").  Such  notice  also
                                                     shall   specify  the  place
                                                     designated  for  exchanging
                                                     shares of Class A Preferred
                                                     Stock and Class B Preferred
                                                     Stock for  shares of Common
                                                     Stock.  On  or  before  the
                                                     Mandatory  Conversion Date,
                                                     each   holder  of  Class  A
                                                     Preferred  Stock  and  each
                                                     holder of Class B Preferred
                                                     Stock shall  surrender  his
                                                     certificate or certificates
                                                     for all such  shares to the
                                                     Corporation or the transfer
                                                     agent    at    the    place
                                                     designated  in such notice,
                                                     and    thereafter     shall
                                                     receive   certificates  for
                                                     the  number  of  shares  of
                                                     Common  Stock to which such
                                                     holder is  entitled  at the
                                                     Conversion     Date,    all
                                                     certificates   representing
                                                     shares of Class A Preferred
                                                     Stock and shares of Class B
                                                     Preferred  Stock  shall  be
                                                     deemed   canceled   by  the
                                                     Corporation, and any holder
                                                     of Class A Preferred  Stock
                                                     or Class B Preferred  Stock
                                                     who  fails to  deliver  his
                                                     certificate or certificates
                                                     for  Mandatory   Conversion
                                                     shall be  entitled  only to
                                                     receive  shares  of  Common
                                                     Stock to which such  holder
                                                     would   be   entitled   had
                                                     delivery of his certificate
                                                     or  certificates  been made
                                                     on   or    prior   to   the
                                                     Mandatory Conversion Date.

                                                     (ii)  Optional  Conversion.
                                                     If a holder  of  shares  of
                                                     Class A Preferred  Stock or
                                                     Class  B  Preferred   Stock
                                                     desires  to  exercise   his
                                                     right      of      Optional
                                                     Conversion    pursuant   to
                                                     subsection    4(a),    such
                                                     holder  shall give  written
                                                     notice  to the  Corporation
                                                     of his  election to convert
                                                     a stated  number  of shares
                                                     of Class A Preferred  Stock
                                                     and/or  Class  B  Preferred
                                                     Stock into shares of Common
                                                     Stock,  at  the  Conversion
                                                     Rate then in effect,  which
                                                     notice shall be accompanied
                                                     by   the   certificate   or
                                                     certificates   representing
                                                     such   shares  of  Class  A
                                                     Preferred Stock
                                                     and/or  Class  B  Preferred
                                                     Stock    which   shall   be
                                                     converted    into    Common
                                                     Stock.   The  notice   also
                                                     shall  contain a  statement
                                                     of the  name  or  names  in
                                                     which  the  certificate  or
                                                     certificates   for   common
                                                     stock   shall  be   issued.
                                                     Promptly  after the receipt
                                                     of the aforesaid notice and
                                                     certificate or certificates
                                                     representing  the  Class  A
                                                     Preferred    Stock   and/or
                                                     Class  B  Preferred   Stock
                                                     surrendered for conversion,
                                                     the Corporation shall issue
                                                     and  deliver  to the holder
                                                     of the  Class  A  Preferred
                                                     Stock    and/or   Class   B
                                                     Preferred Stock surrendered
                                                     for  conversion  or to  his
                                                     nominee  or   nominees,   a
                                                     certificate or certificates
                                                     for the number of shares of
                                                     Common Stock  issuable upon
                                                     conversion  of such Class A
                                                     Preferred    Stock   and/or
                                                     Class B Preferred Stock and
                                                     the            certificates
                                                     representing    shares   of
                                                     Class  A  Preferred   Stock
                                                     an/or   Class  B  Preferred
                                                     Stock    surrendered    for
                                                     conversion     shall     be
                                                     canceled       by       the
                                                     Corporation.  If the number
                                                     of  shares  represented  by
                                                     the      certificate     or
                                                     certificates    surrendered
                                                     for conversion shall exceed
                                                     the  number of shares to be
                                                     converted,  the Corporation
                                                     shall  issue and deliver to
                                                     the person entitled thereto
                                                     a certificate  representing
                                                     the    balance    of    any
                                                     unconverted shares.

                                            (e)  Reservation of Common Stock The
                                            Corporation   shall  at  all   times
                                            reserve and keep  available  out its
                                            authorized   but   unissued   Common
                                            stock,   solely  for  issuance  upon
                                            conversion  of  shares  of  Class  A
                                            Preferred    Stock   and   Class   B
                                            Preferred Stock as herein  provided,
                                            such  number  of  shares  of  Common
                                            Stock as shall be issuable from time
                                            to time upon the  conversion  of all
                                            of the  shares of Class A  Preferred
                                            Stock and Class B Preferred Stock at
                                            that time issued and outstanding.

                                            (f) Notices.  Any notice required to
                                            be given  pursuant to this Section 4
                                            shall  be  deemed  to  be  given  if
                                            deposited in the United States mail,
                                            first-class  postage  prepaid,   and
                                            addressed to the holder of record at
                                            his address  appearing  on the books
                                            of the Corporation.

                                    (5) Liquidation  Rights. In the event of any
                                    liquidation,   dissolution   or  winding  up
                                    (either  voluntary  or  involuntary)  of the
                                    Corporation,   the   holders   of   Class  A
                                    Preferred   Stock   shall  be   entitled  to
                                    receive, after payment by the Corporation of
                                    all sums
                                    due creditors,  an amount equal to $1.75 per
                                    share plus all declared but unpaid dividends
                                    before  any  amount  shall  be  paid  to the
                                    holders  of  Class B  Preferred  Stock or of
                                    Common  Stock.  After such  payment has been
                                    made, the holders of Class B Preferred Stock
                                    shall be entitled to receive  $.72 per share
                                    before any  amounts  are paid to the holders
                                    of Common Stock or further  amounts are paid
                                    to holders of Class A Preferred Stock. After
                                    such  payments  shall have been made in full
                                    to the  holders of Class A  Preferred  Stock
                                    and to the  holders  of  Class  B  Preferred
                                    Stock,  the  holders  of Common  Stock,  the
                                    holders of Class A  Preferred  Stock and the
                                    holders of Class B Preferred  Stock shall be
                                    entitled to receive the remaining assets and
                                    funds of the  Corporation  in  proportion to
                                    the number of shares of Common Stock held by
                                    holders of Common  Stock,  and the number of
                                    shares of Common  Stock  held by  holders of
                                    Class A  Preferred  Stock and by  holders of
                                    Class B Preferred Stock assuming the Class A
                                    Preferred  Stock and Class B Preferred Stock
                                    had  been   converted   into  Common   Stock
                                    immediately   prior   to  the   liquidation,
                                    dissolution    or    winding   up   of   the
                                    Corporation.

                  FIFTH: The name and mailing address of the incorporator is as follows:

                  Name                              Address
                  ----                              -------

                  Hedy Wheleer                      12th Floor, Packard Building
                                                    15th and Chestnut Streets
                                                    Philadelphia, PA 19102

                  SIXTH:   The Corporation is to have perpetual existence.

                  SEVENTH: The By-laws of the Corporation may be altered, amended or repealed by the vote of a majority of all directors or by the vote of holders of a majority of the outstanding stock entitled to vote.

                  EIGHTH: Election of directors need not be by written ballot unless the By- laws of the Corporation shall so provide.

                  NINTH: The Corporation reserves the right to amend the provisions in this Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

                  TENTH: If any action is to be taken by stockholders without a meeting, such action must be authorized by unanimous written consent signed by all of the holders of outstanding voting stock.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the Corporation.

                  TWELFTH: The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 12 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of March, 1992.


                                          S/ HEDY WHEELER
                                          ---------------
                                          Hedy Wheeler                    (SEAL)


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